EXHIBIT 32.1
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the quarterly report of Apollo Investment Corporation (the “Company”) on Form 10-Q for the period ended June 30, 2017 (the “Report”), I, James C. Zelter, Chief Executive Officer of the Company, and I, Gregory W. Hunt, Chief Financial Officer of the Company, each certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	To my knowledge, the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ JAMES C. ZELTER
James C. Zelter
Chief Executive Officer
August 4, 2017

/s/ GREGORY W. HUNT
Gregory W. Hunt
Chief Financial Officer and Treasurer
August 4, 2017